CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-42133 and Post-Effective Amendment No. 1 to the Registration Statement 333-42133 and Post-Effective Amendment No. 2 to the Registration Statement 333-42133 (No. 333-42133-99) of our report dated June 28, 2016, relating to the financial statements of Ingersoll-Rand Individual Account Retirement Plan for Bargaining Unit Employees at the Buffalo, New York Plant as of and for the years ended December 31, 2015, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 28, 2016